Exhibit 99.1

First Security Group Announces Third Quarter Results

Continues Long-Term Approach to Capital and Reserves

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--October 20, 2009--First Security Group, Inc. (NASDAQ: FSGI) determined that it was appropriate to write off all goodwill from its balance sheet, which negatively affected earnings during the third quarter. Consequently, First Security posted a net loss available to common shareholders of $28.6 million, or $1.84 per diluted share, for the third quarter of 2009. The after tax goodwill impairment charge totaled $24.8 million and is a one-time, non-cash accounting adjustment that has no effect on cash flows, liquidity, tangible capital or the Company’s ability to conduct business. The charge is due to the continued economic downturn and its implication on bank valuations. Because goodwill is excluded from regulatory capital, the impairment charge has no impact on the regulatory capital ratios of First Security or FSGBank, both of which remain “well capitalized” under regulatory requirements.

Excluding the impact of the goodwill impairment charge in the third quarter, First Security’s net operating loss available to common shareholders was $3.9 million, or $0.25 per diluted share. The quarterly net operating results were primarily driven by loan loss provision of $9.3 million, as the Company bolstered its allowance by conservatively assessing the existing and emerging credit issues related to the national and regional economic slowdown and the corresponding increases in unemployment.

Highlights of the quarter’s performance include:

  Capital: First Security’s tangible capital ratio increased to 11.92 percent at September 30, 2009, from 11.84 percent at June 30, 2009, and well above the threshold for well-capitalized banks. Additionally, First Security’s tangible common equity ratio improved to 9.32 percent as of September 30, 2009 from 9.26 percent as of June 30, 2009.
  Allowance for Loan and Lease Losses: First Security’s allowance increased to $25.7 million, or 2.66 percent of loans and leases, as of September 30, 2009 from $19.3 million, or 1.99 percent, as of June 30, 2009.
  Net interest margin: First Security’s net interest margin increased to 3.96 percent in the third quarter from 3.77 percent in the linked second quarter due to First Security’s ability to reduce its cost of funding liabilities.

“In light of the uncertain economic environment, we eliminated our intangible goodwill in the third quarter through a non-cash accounting adjustment that does not affect cash or liquidity and has no impact on our regulatory or tangible capital ratios,” said Rodger B. Holley, Chairman, CEO and President of First Security. “This non-cash charge does not impact our daily operations in any manner. In fact, our quarter-over-quarter underlying operational performance is encouraging. Core earnings, which consists of pre-tax revenue and non-interest expense before the goodwill impairment, improved by $178 thousand to $3.4 million in the third quarter over the linked quarter.”

Net interest income increased $400 thousand, or 3.8 percent, to $10.9 million for the third quarter of 2009, compared to $10.5 million for the linked quarter. First Security’s net interest margin improved 19 basis points to 3.96 percent in the third quarter from the linked quarter through a combination of reduced dependency on brokered deposits and certificate of deposits repricing at lower, current market rates. For the three and nine months ended September 30, 2009, net interest income declined from the comparable 2008 periods due to the Federal Reserve’s interest rate reductions.

Non-interest income for the third quarter of 2009 improved by $93 thousand, or 3.5 percent, to $2.7 million over the linked quarter primarily due to an increase in fees and fair value adjustments on mortgages originated and sold in the secondary market. Excluding prior year gains on sales of investment securities, non-interest income decreased $174 thousand from the third quarter of 2008 to the third quarter of 2009 due primarily to lower service charges on bank accounts. On a year-to-date basis, non-interest income declined by $1.2 million, or 13.0 percent, from the 2008 period due mainly to lower service charge fees and mortgage origination fees.

For the third quarter of 2009, total non-interest expense of $37.4 million included a pre-tax, one-time, non-cash, estimated goodwill impairment loss of $27.2 million. First Security is currently conducting its annual goodwill impairment testing, based on the September 30, 2009 evaluation date. The estimate will be finalized upon completion of the goodwill impairment testing, which is currently estimating a full impairment charge. Excluding the goodwill impairment charge, non-interest operating expense was $10.2 million for the third quarter of 2009 compared to $9.9 million for the linked quarter and $9.7 million for the third quarter of 2008. The increase was primarily due to increased professional fees and holding costs on foreclosed properties. On a year-to-date basis, non-interest expense, excluding the goodwill impairment, decreased $473 thousand to $29.6 million in 2009 from $30.0 million in 2008, despite significantly rising FDIC insurance costs, which are beyond First Security’s control.

Consistent with First Security’s continued focus on controlling costs, a number of categories of noninterest expense in the third quarter of 2009 declined from the linked quarter, including salaries and benefits which decreased by $140 thousand, or 2.8 percent. On a year-to-date basis, salaries and benefits decreased by $1.3 million from 2008 to 2009. The number of full-time equivalent employees declined to 348 as of September 30, 2009, from 365 a year ago and 353 at June 30, 2009.

“While some economists have declared that ‘the recession is over,’ we anticipate that the lingering effects of the economic downturn will continue to place stress on businesses and borrowers in all markets,” noted Mr. Holley. “As such, we aggressively built our loan loss reserve in the third quarter. We believe that this long-term view of our business and market area will help us manage our short-term challenges, and will also better prepare us for the opportunities that will accompany an extended and gradual economic recovery.”

Non-performing assets increased modestly in the third quarter of 2009 from the linked quarter. Non-accrual loans and leases increased $4.7 million to $31.5 million at the end of the third quarter of 2009, from the linked quarter; the largest categories were construction and development (C&D) loans with $10.6 million, commercial and industrial (C&I) loans with $8.4 million and commercial leases with $5.1 million. Over the same time period, other real estate owned increased $1.3 million to $14.2 million; and repossessed assets increased $577 thousand to $2.1 million at September 30, 2009, from June 30, 2009. Additional detail on asset quality is available in the supplemental data following financial highlights.

As of September 30, 2009, the allowance for loan and lease losses was $25.7 million, or 2.66 percent of total loans, compared to $19.3 million, or 1.99 percent of total loans, as of June 30, 2009. At September 30, 2009, approximately 77 percent of the allowance was allocated to loan pools based on common characteristics in accordance with Financial Accounting Standard (FAS) No. 5, whereas the remainder of the allowance was allocated to impaired loans under FAS No. 114.

During the third quarter of 2009, net charge-offs declined to $2.9 million, or 1.18 percent annualized of average loans, compared to $6.9 million, or 2.82 percent annualized, in the linked quarter.

First Security continues its focus on strategically reducing certain balance sheet risks. During the third quarter of 2009, loan balances declined by $4.2 million, or 0.4 percent (1.7 percent annualized). This decline was concentrated in C&D loans of $7.1 million and 1-4 family residential loans of $4.0 million.

First Security’s loan portfolio consists of in-market loans originated throughout its branch network. The loan portfolio is well diversified with 29.6 percent in 1-4 family residential, 24.2 percent in commercial real estate, 18.3 percent in C&D and 15.4 percent in C&I. Additional detail on the loan portfolio is available in the supplemental data following financial highlights.

At September 30, 2009, total deposits were $1.0 billion, a decline of 1.3 percent (5.3 percent annualized), compared to the end of the linked quarter. The decline was primarily due to an $8.8 million, or 6.8 percent (27.1 percent annualized), decline in brokered certificates of deposit. Core deposits, which include non-interest bearing demand deposit accounts, interest-bearing demand deposit accounts, savings and money markets and certificates of deposit of less than $100 thousand, increased to 60.5 percent of total deposits, from 60.1 percent in the linked quarter. At September 30, 2009, savings and money market accounts totaled $164.5 million, a 24.0 percent increase from one year ago. Total deposits increased $42.8 million, or 4.4 percent from September 30, 2008.

First Security maintains capital levels exceeding those for well-capitalized banks under applicable regulatory guidelines. The tangible equity to tangible assets ratio as of September 30, 2009 was 11.92 percent compared to 11.84 percent at June 30, 2009. Total stockholders’ equity at the end of the third quarter of 2009 was $145.2 million, and included common stockholders’ equity of $113.9 million and preferred stockholder’s equity of $31.2 million.

“The entire financial industry is under pressure to reduce balance sheet risk and increase reserves to sustain recessionary losses,” Mr. Holley concluded. “With our diversified loan portfolio, strong capital position and increased reserves, we are preparing for the possibility that credit conditions may deteriorate further in the near future; however, I remain optimistic. While the recovery may be slow and significant improvement may be several quarters away, we operate in a region that has excellent prospects for growth and job expansion. Furthermore, we have a team of experienced and dedicated bankers who continue to have success adding new customer relationships, and we continue focusing on our long term objective of consistent and sustainable core earnings growth.”

Webcast and Conference Call Information

First Security’s executive management team will host a conference call and simultaneous webcast on Tuesday October 20, 2009, at 3:00 PM Eastern Daylight Time to discuss third quarter results. The webcast can be accessed live on First Security’s website, www.FSGBank.com on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on First Security’s website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee, with $1.2 billion in assets. Founded in 1999, First Security’s community bank subsidiary, FSGBank, N.A. has 39 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing and J&S Leasing.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security’s management uses these “non-GAAP” measures in its analysis of First Security’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. The non-GAAP measure of core earnings excludes the provision for loan and lease losses, income taxes, preferred stock dividends, accretion on preferred stock, and non-recurring items. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security’s business and its capacity to cover future credit losses through core earnings. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1993) that are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements include, among others, an estimated goodwill impairment charge and the assumptions underlying this estimate. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	September 30,	December 31,	September 30,
(in thousands, except share data)	2009	2008	2008
	(unaudited)		(unaudited)

ASSETS
Cash & Due from Banks	$14,711	$23,222	$26,822
Federal Funds Sold and Securities Purchased under Agreements to Resell	-	-	-
Cash and Cash Equivalents	14,711	23,222	26,822
Interest-Bearing Deposits in Banks	5,394	918	963
Securities Available-for-Sale	147,175	139,305	134,437
Loans Held for Sale	1,001	1,609	3,972
Loans	963,294	1,009,975	1,013,495
Total Loans	964,295	1,011,584	1,017,467
Less: Allowance for Loan and Lease Losses	25,686	17,385	13,335
	938,609	994,199	1,004,132
Premises and Equipment, net	33,587	33,808	34,289
Goodwill	-	27,156	27,156
Intangible Assets	2,012	2,404	2,592
Other Assets	61,420	55,215	51,622
TOTAL ASSETS	$1,202,908	$1,276,227	$1,282,013

LIABILITIES
Deposits
Noninterest-Bearing Demand	$146,820	$150,047	$162,631
Interest-Bearing Demand	61,502	61,402	62,031
Savings and Money Market Accounts	164,490	151,259	132,646
Certificates of Deposit of less than $100 thousand	244,127	249,978	256,727
Certificates of Deposit of $100 thousand or more	203,533	206,502	213,440
Brokered Deposits	198,815	257,098	149,045
Total Deposits	1,019,287	1,076,286	976,520
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	20,463	40,036	50,571
Security Deposits	1,444	2,078	2,118
Other Borrowings	7,724	2,777	92,780
Other Liabilities	8,801	10,806	11,493
Total Liabilities	1,057,719	1,131,983	1,133,482
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; 33,000 issued as of September 30, 2009; none issued as of December 31, 2008 and September 30, 2008	31,248	-	-
Common Stock - $.01 par value 50,000,000 shares authorized; 16,418,327 issued as of September 30, 2009; 16,419,883 issued as of December 31, 2008; 16,419,883 issued as of September 30, 2008	114	114	114
Paid-In Surplus	111,999	111,777	111,927
Common Stock Warrants	2,006	-	-
Unallocated ESOP Shares	(6,446)	(5,944)	(3,856)
(Accumulated Deficit) Retained Earnings	(524)	32,387	36,487
Accumulated Other Comprehensive Income	6,792	5,910	3,859
Total Stockholders' Equity	145,189	144,244	148,531
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,202,908	$1,276,227	$1,282,013

First Security Group, Inc. and Subsidiary
Consolidated Income Statements
	Three Months Ended		Year-to-Date
	September 30,		September 30,
(in thousands except per share amounts)	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$14,462	$17,505	$43,859	$53,616
Debt Securities - taxable	1,097	1,149	3,435	3,410
Debt Securities - non-taxable	396	395	1,200	1,184
Other	3	9	38	41
Total Interest Income	15,958	19,058	48,532	58,251

INTEREST EXPENSE
Interest-Bearing Demand Deposits	45	69	146	262
Savings Deposits and Money Market Accounts	384	548	1,255	1,754
Certificates of Deposit of less than $100 thousand	1,738	2,525	5,687	8,202
Certificates of Deposit of $100 thousand or more	1,530	2,206	4,934	7,242
Brokered Deposits	1,225	1,114	4,478	2,941
Other	136	900	395	3,223
Total Interest Expense	5,058	7,362	16,895	23,624

NET INTEREST INCOME	10,900	11,696	31,637	34,627
Provision for Loan and Lease Losses	9,280	3,960	20,469	7,091
NET INTEREST INCOME AFTER PROVISION
FOR LOAN AND LEASE LOSSES	1,620	7,736	11,168	27,536

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,184	1,338	3,501	3,950
Gain on Sales of Available for Sale Securities, net	-	146	-	146
Other	1,553	1,573	4,331	4,911
Total Non-interest Income	2,737	3,057	7,832	9,007

NON-INTEREST EXPENSE
Salaries and Employee Benefits	4,903	5,105	15,303	16,629
Expense on Premises and Fixed Assets, net of rental income	1,493	1,583	4,525	4,970
Impairment of Goodwill	27,156	-	27,156	-
Other	3,811	3,017	9,731	8,433
Total Non-interest Expense	37,363	9,705	56,715	30,032

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(33,006)	1,088	(37,715)	6,511
Income Tax (Benefit) Provision	(4,877)	262	(7,326)	1,838
NET (LOSS) INCOME	(28,129)	826	(30,389)	4,673
Preferred Stock Dividends	412	-	1,196	-
Accretion on Preferred Stock Discount	90	-	254	-
NET (LOSS) INCOME AVAILABLE TO COMMON STOCKHOLDERS	$(28,631)	$826	$(31,839)	$4,673

NET (LOSS) INCOME PER COMMON SHARE:
Net Income Per Common Share - basic	$(1.84)	$0.05	$(2.05)	$0.29
Net Income Per Common Share - diluted	$(1.84)	$0.05	$(2.05)	$0.29
Dividends Declared Per Common Share	$0.01	$0.05	$0.07	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	15,543	16,065	15,539	16,087
DILUTED	15,543	16,159	15,539	16,243

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	3rd Quarter 2009	2nd Quarter 2009	1st Quarter 2009	4th Quarter 2008	3rd Quarter 2008	Year-to-Date September 30, 2009	Year-to-Date September 30, 2008

Earnings:
Net interest income	$10,900	$10,500	$10,237	$10,600	$11,696	$31,637	$34,627
Provision for loan and lease losses	$9,280	$6,196	$4,993	$8,662	$3,960	$20,469	$7,091
Non-interest income	$2,737	$2,644	$2,451	$2,675	$3,057	$7,832	$9,007
Non-interest expense	$37,363	$9,892	$9,460	$10,350	$9,705	$56,715	$30,032
Dividends and accretion on preferred stock	$502	$500	$448	$-	$-	$1,450	$-
Net (loss) income available to common stockholders	$(28,631)	$(1,908)	$(1,300)	$(3,312)	$826	$(31,839)	$4,673

Earnings - Normalized
Non-interest operating expense (1)	$10,207	$9,892	$9,460	$10,350	$9,705	$29,559	$30,032
Net operating income, net of tax (1)	$(3,869)	$(1,908)	$(1,300)	$(3,312)	$826	$(7,077)	$4,673
Core earnings (2)	$3,430	$3,252	$3,228	$2,925	$5,048	$9,910	$13,602

Per Share Data:
Net (loss) income available to common stockholders, basic	$(1.84)	$(0.12)	$(0.08)	$(0.21)	$0.05	$(2.05)	$0.29
Net (loss) income available to common stockholders, diluted	$(1.84)	$(0.12)	$(0.08)	$(0.21)	$0.05	$(2.05)	$0.29
Cash dividends declared on common shares	$0.01	$0.01	$0.05	$0.05	$0.05	$0.07	$0.15
Book value per common share	$6.94	$8.61	$8.76	$8.78	$9.05	$6.94	$9.05
Tangible book value per common share	$6.82	$6.82	$6.97	$6.98	$7.23	$6.82	$7.23

Per Share Data - Normalized:
Net operating income, basic (1)	$(0.25)	$(0.12)	$(0.08)	$(0.21)	$0.05	$(0.46)	$0.29
Net operating income, diluted (1)	$(0.25)	$(0.12)	$(0.08)	$(0.21)	$0.05	$(0.46)	$0.29

Performance Ratios:
Return on average assets	-9.30%	-0.61%	-0.40%	-1.04%	0.26%	-3.37%	0.50%
Return on average common equity	-80.88%	-5.28%	-3.57%	-8.98%	2.22%	-29.51%	4.18%
Return on average tangible assets	-9.52%	-0.62%	-0.41%	-1.06%	0.27%	-3.45%	0.51%
Return on average tangible common equity	-101.66%	-6.63%	-4.48%	-11.24%	2.78%	-37.04%	5.24%
Net interest margin, taxable equivalent	3.96%	3.77%	3.63%	3.74%	4.13%	3.78%	4.18%
Efficiency ratio	273.98%	75.26%	74.56%	77.97%	65.78%	143.70%	68.83%
Non-interest income to net interest income and non-interest income	20.07%	20.12%	19.32%	20.15%	20.72%	19.84%	20.64%

Performance Ratios - Normalized:
Operating return on average assets (1)	-1.26%	-0.61%	-0.40%	-1.04%	0.26%	-0.75%	0.50%
Operating return on average common equity (1)	-10.93%	-5.28%	-3.57%	-8.98%	2.22%	-6.56%	4.18%
Operating return on average tangible assets (1)	-1.29%	-0.62%	-0.41%	-1.06%	0.27%	-0.77%	0.51%
Operating return on average tangible common equity (1)	-13.74%	-6.63%	-4.48%	-11.24%	2.78%	-8.23%	5.24%
Core efficiency ratio (3)	71.13%	71.64%	70.69%	68.98%	63.16%	71.16%	66.32%
Non-interest operating income to net interest income and non-interest operating income (1)	20.07%	20.12%	19.32%	20.15%	20.72%	19.84%	20.64%

Capital & Liquidity:
Total equity to total assets	12.07%	13.93%	13.73%	11.30%	11.59%	12.07%	11.59%
Tangible equity to tangible assets	11.92%	11.84%	11.69%	9.20%	9.49%	11.92%	9.49%
Tangible common equity to tangible assets	9.32%	9.26%	9.20%	9.20%	9.49%	9.32%	9.49%
Total loans to total deposits	94.60%	93.75%	93.08%	93.99%	104.19%	94.60%	104.19%

Asset Quality:
Net charge-offs	$2,862	$6,944	$2,344	$4,606	$2,474	$12,150	$4,694
Net loans charged-off to average loans, annualized	1.18%	2.82%	0.94%	1.82%	0.98%	1.65%	0.63%
Non-accrual loans	$31,463	$26,782	$26,706	$18,453	$8,773	$31,463	$8,773
Other real estate owned	$14,206	$12,930	$11,309	$7,145	$5,561	$14,206	$5,561
Repossessed assets	$2,050	$1,473	$1,864	$1,680	$1,293	$2,050	$1,293
Non-performing assets (NPA)	$47,719	$41,185	$39,879	$27,278	$15,627	$47,719	$15,627
NPA to total assets	3.97%	3.33%	3.13%	2.14%	1.22%	3.97%	1.22%
Loans 90 days past due	$3,377	$3,373	$5,413	$2,706	$2,250	$3,377	$2,250
NPA + loans 90 days past due to total assets	4.25%	3.60%	3.55%	2.35%	1.39%	4.25%	1.39%
Allowance for loan and lease losses to total loans	2.66%	1.99%	2.02%	1.72%	1.31%	2.66%	1.31%
Allowance for loan and lease losses to NPA	53.83%	46.80%	50.22%	63.73%	85.33%	53.83%	85.33%

Period End Balances:
Loans	$964,295	$968,493	$992,647	$1,011,584	$1,017,467	$964,295	$1,017,467
Intangible assets	$2,012	$29,295	$29,425	$29,560	$29,748	$2,012	$29,748
Assets	$1,202,908	$1,238,393	$1,274,385	$1,276,227	$1,282,013	$1,202,908	$1,282,013
Deposits	$1,019,287	$1,033,046	$1,066,395	$1,076,286	$976,520	$1,019,287	$976,520
Common stockholders' equity	$113,941	$141,305	$143,911	$144,244	$148,531	$113,941	$148,531
Total stockholders' equity	$145,189	$172,463	$174,982	$144,244	$148,531	$145,189	$148,531
Common stock market capitalization	$63,209	$62,388	$55,335	$75,860	$120,194	$63,209	$120,194
Full-time equivalent employees	348	353	361	361	365	348	365
Common shares outstanding	16,418	16,418	16,420	16,420	16,420	16,418	16,420

Average Balances:
Loans	$966,677	$984,210	$999,954	$1,011,727	$1,011,609	$983,492	$992,563
Intangible assets	$28,941	$29,365	$29,498	$29,677	$29,830	$29,266	$30,039
Earning assets	$1,115,542	$1,142,338	$1,168,135	$1,150,799	$1,146,650	$1,144,254	$1,127,030
Assets	$1,231,926	$1,258,363	$1,286,371	$1,274,674	$1,275,353	$1,258,687	$1,253,052
Deposits	$1,024,105	$1,047,865	$1,075,316	$1,046,970	$950,473	$1,048,908	$926,800
Common stockholders' equity	$141,600	$144,476	$145,588	$147,499	$148,824	$143,873	$149,040
Total stockholders' equity	$172,779	$175,568	$172,815	$147,499	$148,824	$173,720	$149,040
Common shares outstanding, basic - wtd	15,543	15,503	15,573	15,817	16,065	15,539	16,087
Common shares outstanding, diluted - wtd	15,543	15,503	15,573	15,859	16,159	15,539	16,243

(1) These amounts and ratios are calculated using net operating income (net of tax) which excludes certain non-recurring items. Since these items and their impact on First Security's performance are difficult to predict, management believes presentation of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's business. Refer to the following non-GAAP reconciliation table for a detail of the non-recurring items.

(2) Core earnings measures total revenue and noninterest expense excluding the goodwill impairment.  The amount excludes provision for loan and lease losses, income taxes (benefits) and preferred stock dividends and accretion of preferred stock from net income available to common shareholders.  Management believes presentation of core earnings provides useful supplemental information that is important for a proper understanding of the operating results of First Security's business.  Refer to the following non-GAAP reconciliation table for detail of the excluded items.

(3) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding non-recurring items (see footnote (1) and non-GAAP reconciliation table) and certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	3rd Quarter 2009	2nd Quarter 2009	1st Quarter 2009	4th Quarter 2008	3rd Quarter 2008	Year-to-Date September 30, 2009	Year-to-Date September 30, 2008

Return on average assets	-9.30%	-0.61%	-0.40%	-1.04%	0.26%	-3.37%	0.50%
Effect of intangible assets	-0.22%	-0.01%	-0.01%	-0.02%	0.01%	-0.08%	0.01%
Return on average tangible assets	-9.52%	-0.62%	-0.41%	-1.06%	0.27%	-3.45%	0.51%

Return on average common equity	-80.88%	-5.28%	-3.57%	-8.98%	2.22%	-29.51%	4.18%
Effect of intangible assets	-20.78%	-1.35%	-0.91%	-2.26%	0.56%	-7.53%	1.06%
Return on average common tangible equity	-101.66%	-6.63%	-4.48%	-11.24%	2.78%	-37.04%	5.24%

Total equity to total assets	12.07%	13.93%	13.73%	11.30%	11.59%	12.07%	11.59%
Effect of intangible assets	-0.15%	-2.09%	-2.04%	-2.10%	-2.10%	-0.15%	-2.10%
Tangible equity to tangible assets	11.92%	11.84%	11.69%	9.20%	9.49%	11.92%	9.49%

Efficiency ratio	273.98%	75.26%	74.56%	77.97%	65.78%	143.70%	68.83%
Effect of non-recurring items	-196.88%	-	-	-	-	-68.11%	-
Effect of non-cash items	-4.78%	-2.36%	-2.57%	-7.74%	-1.62%	-3.18%	-1.45%
Effect of net interest income, tax equivalent adjustment	-1.19%	-1.26%	-1.30%	-1.25%	-1.00%	-1.25%	-1.06%
Core efficiency ratio	71.13%	71.64%	70.69%	68.98%	63.16%	71.16%	66.32%

Non-interest expense	$37,363	$9,892	$9,460	$10,350	$9,705	$56,715	$30,032
Effect of impairment of goodwill	(27,156)	-	-	-	-	(27,156)	-
Non-interest operating expense	$10,207	$9,892	$9,460	$10,350	$9,705	$29,559	$30,032

Net income	$(28,631)	$(1,908)	$(1,300)	$(3,312)	$826	$(31,839)	$4,673
Effect of non-recurring expenses, net of tax	24,762	-	-	-	-	24,762	-
Net operating income, net of tax	(3,869)	(1,908)	(1,300)	(3,312)	826	(7,077)	4,673
Effect of provision for loan and lease losses	9,280	6,196	4,993	8,662	3,960	20,469	7,091
Effect of income tax (benefit) provision, excluding tax effect of goodwill impairment	(2,483)	(1,536)	(913)	(2,425)	262	(4,932)	1,838
Effect of preferred stock dividends and discount accretion	502	500	448	-	-	1,450	-
Core earnings	$ 3,430	$ 3,252	$ 3,228	$ 2,925	$ 5,048	$ 9,910	$ 13,602

Total stockholders' equity	$145,189	$172,463	$174,982	$144,244	$148,531	$145,189	$148,531
Effect of preferred stock	(31,248)	(31,158)	(31,071)	-	-	(31,248)	-
Common stockholders' equity	$113,941	$141,305	$143,911	$144,244	$148,531	$113,941	$148,531

Average total stockholders' equity	$172,779	$175,568	$172,815	$147,499	$148,824	$173,720	$149,040
Effect of average preferred stock	(31,179)	(31,092)	(27,227)	-	-	(29,847)	-
Average common stockholders' equity	$141,600	$144,476	$145,588	$147,499	$148,824	$143,873	$149,040

Per Share Data
Book value per common share	$6.94	$8.61	$8.76	$8.78	$9.05	$6.94	$9.05
Effect of intangible assets	(0.12)	(1.79)	(1.79)	(1.80)	(1.82)	(0.12)	(1.82)
Tangible book value per common share	$6.82	$6.82	$6.97	$6.98	$7.23	$6.82	$7.23

Supplemental Data	(in thousands)

Allowance for loan and lease losses	$25,686	$19,275	$20,028	$17,385	$13,335	$25,686	$13,335
Net interest income, tax equivalent	$11,126	$10,729	$10,469	$10,841	$11,924	$32,325	$35,309
Impairment of goodwill	$27,156	$-	$-	$-	$-	$27,156	$-
Amortization of intangibles	$127	$129	$135	$188	$175	$391	$609
(Gain)/Loss on sales of available-for-sale securities, net	$-	$-	$-	$-	$(146)	$-	$(146)
Gain on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(70)	$(146)	$(70)	$(72)	$(169)	$(286)	$(479)
Losses on sales of foreclosed and repossessed property and premises and equipment	$149	$82	$59	$149	$158	$290	$200
Write-downs on foreclosed and repossessed property and other assets	$120	$205	$182	$740	$109	$507	$245
Mortgage loan and related fees	$385	$199	$242	$172	$335	$826	$1,271

Loans by Type
Loans secured by real estate -
Residential 1-4 family	$284,811	$288,836	$294,314	$296,454	$284,256	$284,811	$284,256
Commercial	233,692	225,790	223,759	234,630	230,134	233,692	230,134
Construction	176,570	183,623	190,581	194,603	206,453	176,570	206,453
Multi-family and Farmland	37,461	33,847	36,541	34,273	33,114	37,461	33,114
Total loans secured by real estate	732,534	732,096	745,195	759,960	753,957	732,534	753,957
Commercial loans	148,473	150,472	162,534	157,906	166,024	148,473	166,024
Consumer installment loans	51,866	54,261	53,406	58,296	61,400	51,866	61,400
Leases, net of unearned income	24,679	26,784	29,117	30,873	33,663	24,679	33,663
Other	6,743	4,880	2,395	4,549	2,423	6,743	2,423
Total loans	$964,295	$968,493	$992,647	$1,011,584	$1,017,467	$964,295	$1,017,467

Supplemental Data (continued)
Asset Quality Information

	3rd Quarter 2009	3rd Quarter 2009	2nd Quarter 2009	2nd Quarter 2009	1st Quarter 2009	1st Quarter 2009	Year-to-Date 2009	Year-to-Date 2009
	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)	(in thousands)	(units)
Non-Accrual Loans and Leases - Activity
Beginning Balance	$26,782	91	$26,706	70	$18,453	57	$18,453	57
Additions	11,081		9,643		12,589		33,313
Reductions	(6,400)		(9,567)		(4,336)		(20,303)
Ending Balance	$31,463	106	$26,782	91	$26,706	70	$31,463	106

Non-Accrual Loans and Leases - Classification
Construction/Development Loans	$10,583	15	$8,706	9	$9,040	12	$10,583	15
Residential Real Estate Loans	3,758	32	3,713	30	2,179	18	3,758	32
Commercial Real Estate Loans	2,162	11	4,595	16	3,575	12	2,162	11
Commercial & Industrial Loans	8,432	25	3,160	15	6,904	20	8,432	25
Commercial Leases	5,064	21	5,126	16	3,523	4	5,064	21
Consumer and Other Loans	1,464	2	1,482	5	1,485	4	1,464	2
Total	$31,463	106	$26,782	91	$26,706	70	$31,463	106

Other Real Estate Owned - Activity
Beginning Balance	$12,930	61	$11,309	49	$7,145	51	$7,145	51
Additions	5,599		4,522		5,111		15,232
Reductions	(4,323)		(2,901)		(947)		(8,171)
Ending Balance	$14,206	68	$12,930	61	$11,309	49	$14,206	68

Other Real Estate Owned - Classification
Construction/Development Loans	$6,339	31	$7,187	38	$5,484	30	$6,339	31
Residential Real Estate Loans	3,688	25	2,657	14	2,598	14	3,688	25
Commercial Real Estate Loans	4,179	12	3,086	9	3,227	5	4,179	12
Total	$14,206	68	$12,930	61	$11,309	49	$14,206	68

Loans 90 Days Past Due - Classification
Construction/Development Loans	$532	3	$94	4	$481	7	$532	3
Residential Real Estate Loans	1,145	19	795	12	765	13	1,145	19
Commercial Real Estate Loans	108	2	41	1	2,898	8	108	2
Commercial & Industrial Loans	67	4	59	6	673	12	67	4
Commercial Leases	1,307	36	2,308	24	478	13	1,307	36
Consumer and Other Loans	218	19	76	10	118	20	218	19
Total	$3,377	83	$3,373	57	$5,413	73	$3,377	83

Repossessed Assets - Activity
Beginning Balance	$1,473	56	$1,864	63	$1,680	56	$1,680	56
Additions	1,978		810		1,318		4,106
Reductions	(1,401)		(1,201)		(1,134)		(3,736)
Ending Balance	$2,050	163	$1,473	56	$1,864	63	$2,050	163

CONTACT:
First Security Group, Inc.
Rodger B. Holley, Chairman, CEO and President, 423-308-2080
rholley@FSGBank.com
or
William L. (Chip) Lusk, Jr., EVP & CFO, 423-308-2070
clusk@FSGBank.com